UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2020

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Item 8.01 Other Events.

On July 23, 2020, IMH Financial Corporation (the “Company”) filed a voluntary petition in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) requesting relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Chapter 11 Proceeding”). The Chapter 11 Proceeding is being administered under the caption and case number: In re IMH Financial Corporation, Case No. 20-11858 (CSS).

Pursuant to the procedures prescribed in Staff Legal Bulletin No. 2, the Company will file, under cover of a Current Report on Form 8-K, its periodic financial reports filed with the Bankruptcy Court, as well as other material financial information concerning developments in its bankruptcy proceedings, in lieu of filing the Company’s annual and quarterly reports under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company will continue to comply with all other requirements of the Exchange Act, including, but not limited to, Section 14A regarding the solicitation of proxies. In conformity with the provisions of Staff Legal Bulletin No. 2, on August 13, 2020, the Company filed under cover of a Current Report on Form 8-K its initial monthly operating report filed with the Bankruptcy Court (“MOR”) on August 7, 2020, and will file all future MORs under cover of a Current Report on Form 8-K in lieu of filing its annual and quarterly reports under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2020

IMH FINANCIAL CORPORATION

By:	/s/ Chadwick S. Parson
Chadwick S. Parson
Chief Executive Officer

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